Exhibit 10.4

SECURITY AGREEMENT

THIS AGREEMENT, made this 28th day of July, 2008, by and between VCG-IS LLC, a California limited liability company (the “Debtor” or “Business,” where applicable) and 2640 W. Woodland, Inc. (the “Lender”).

W I T N E S S E T H:

WHEREAS, Lender has agreed to make Debtor a loan in the sum of Three Million Two Hundred Ninety-Three Thousand Twenty-Seven ($3,293,027.00) Dollars (the “Loan”); and

WHEREAS, it is the desire of Debtor to grant Lender a security interest in and to all of Debtor’s right, title and interest in all of those assets as described herein in Section 3.1 (the “Collateral”); and

WHEREAS, Lender and Debtor have entered into a Promissory Note of even date herewith which more particularly specifies their obligations to each other as contemplated by the Loan.

NOW, THEREFORE, for and in consideration of the premises, the mutual provisions and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	REPRESENTATIONS AND WARRANTIES

1.1 Debtor, for the purpose of inducing Lender to enter into this Security Agreement, the UCC-1 Financing Statement and the Promissory Note (the “Loan Documents”), represents and warrants the truth of the following statements hereof as of the date hereof and as of the date of disbursement pursuant to the terms of the Promissory Note:

a.	The Loan Documents, when executed and delivered, are and will be valid and binding on Debtor, jointly and severally.

b.	As of the date of this Security Agreement, there are no prior liens against the Collateral and the security interest created hereby shall have a first security interest over any and all liens or encumbrances against all or any part of the Collateral.

c.	As of the date of this Security Agreement, all documents and materials submitted or furnished by Debtor to Lender pursuant to the terms of this Loan are true and accurate in all material respects.

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II.	POSITIVE COVENANTS

2.1 Debtor covenants and agrees that until full and final payment of all indebtedness of the Loan shall have been made, it will, unless Lender waives compliance in writing:

a. Promptly pay when due any notes evidencing the Loan.

b. If all or any part of the property secured by the Security Agreement is sold or transferred without Lender’s prior written consent, Lender may, at its option, require immediate payment in full of all sums secured thereby; provided, however, the Debtor may, without the prior written consent of Lender, sell, offer to sell, lease, offer to lease, remove from the premises of the Business or otherwise transfer any interest therein of the Business’ furniture or furnishings in the ordinary course of the business of Business so long as same is replaced or exchanged for same of equal or greater value.

c. Not waste or destroy the Collateral or any part thereof and will not use the Collateral in violation of any statute or ordinance. Lender may examine and inspect the Collateral at any time, wherever located with reasonable notice to the Debtor.

d. Pay, on or before their due dates, all taxes, assessments, levies, and charges upon or against the Collateral in which Lender is granted a security interest herein.

e. Keep the Collateral free from all liens, other than in favor of Lender until the Loan shall have been repaid in full.

f. Will not (i) permit any liens or security interests (other than Lender’s security interest) to attach to any of the Collateral (other than as specifically described herein); (ii) permit any of the Collateral to be levied upon under any legal process; (iii) dispose of any of the Collateral without the prior written consent of Lender subject to (b) above (except for minor modifications not exceeding $10,000.00, in the ordinary course of business); or (iv) permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement.

g. Will immediately notify Lender in the event Debtor receives notification of any type whatsoever from the City of Anaheim or any other governmental entity which makes allegations against Debtor that may result in the loss and/or suspension of the License issued by the City of Anaheim pursuant to Anaheim City Code, Title 18-18-54 and/or loss or suspension of Debtor’s right to operate the Business and Debtor will defend, indemnify, and hold harmless Lender from and against from and against any expenses, including reasonable attorneys’ fees incurred in connection with the defense of an indemnifiable claim and those incurred in connection with the enforcement of this provision, caused by, or resulting from or in any way arising out of such notification.

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h. Upon default, as set forth herein, Debtor will consent to the transfer of the License issued by the City of Anaheim pursuant to Anaheim City Code, Title 18-18-54

i. Will not permit any change whatsoever in the membership units of the Debtor pledged hereunder, including but not limited to, changes in ownership, splits, issuance of additional units, options or warrants, and will maintain the Business as a separate entity at all times until full and final payment of the Loan shall have been made, unless Lender waives compliance in writing:

j. Procure and maintain, and pay all premiums, fees and charges for the purpose of procuring and maintaining continuously: (i) insurance on the Collateral against loss or damage by fire or other casualty with endorsements providing what is commonly known as all risk fire and extended coverage (but not including flood or earthquake coverage), vandalism and malicious mischief insurance, in an amount equal to the full replacement cost thereof; and (ii) general liability insurance with a combined single limit of not less than One Million Dollars ($1,000,000.00) for any bodily injury or property damage, with a deductible that is consistent with Debtor’s insurance practices. Lender may procure and maintain general liability insurance. All property, casualty and other policies of insurance referred to in this Agreement may include the other parties, as their interest may appear, as additional insureds, shall insure such party against liability arising out of the other party’s negligence or, to the extent typically covered by a standard policy of commercial general liability insurance, the negligence of any other person, firm or corporation and contain a contractual liability endorsement for liabilities assumed by the other parties under this Agreement. All policies procured hereunder shall be on standard policy forms issued by insurers of recognized responsibility, rated APlusXII or better by Best’s Insurance Rating Service, qualified to do business in California. A certificate of such insurance shall be delivered to the other party prior to the Agreement and thereafter not less than fifteen (15) days after the expiration thereof and shall provide that such policy may not be cancelled or modified except upon not less than thirty (30) days written notice to the other. Any insurance required or permitted to be carried pursuant to this paragraph may be carried under a policy or policies covering other liabilities and locations of Lender or Debtor; provided, however, that such policy or policies shall apply to the property required to be insured as set forth above and, with respect to Lender, in an amount not less than the amount of insurance required to be carried by Debtor for the benefit of the Lender.

III.	COLLATERAL:

3.1 As further security for the indebtedness of Debtor as contemplated in the Loan Documents, whether such indebtedness contemplated in the Loan Documents now is existing or hereafter is incurred, Debtor hereby assigns and grants to Lender a security interest of Debtor in the following:

a. one hundred (100%) percent of the assets of the Debtor and specifically the business known as Imperial Showgirls located at 2640 W. Woodland, Anaheim, California, (the “Business”) including but not limited to, the following:

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(i) inventory of the Business;

(ii) all machinery, equipment, furniture, fixtures and furnishings of the Business;

(iii) all membership interests, operating agreements, licenses and permits of the Business, including but not limited to the SOB license issued by the City of Anaheim pursuant to Anaheim City Code, Title 18-18-54 and the acceptance of such SOB license under the same terms and conditions as Business had heretofore operated, and any new Special Permits granted to the Business, including sewer and utility permits in connection therewith;

(iv) the lease dated August 15, 1997 between Mohammad Z. Johar and Glenn Smith as assigned to the Debtor.

all of which herein sometimes are referred to as the “Collateral,” in each case, whether now owned or hereafter acquired by the Debtor and howsoever Debtor’s interest therein may arise or appear (whether by ownership, lease, security interest, claim or otherwise).

IV.	EVENTS OF DEFAULT

4.1 Debtor shall be in default of the Loan upon the happening of any of the following events or conditions:

a. default in the payment or performance of any obligation, covenant or liability contained or referred to herein or in any Loan Documents evidencing the same;

b. any warranty, representation or statement made or furnished to Lender by or on behalf of Debtor proves to have been false in any material respect when made or furnished;

c. the making by either Debtor of a general assignment or general arrangement for the benefit of creditors or the filing of a voluntary bankruptcy petition by either Debtor;

d. an involuntary bankruptcy petition against either Debtor is filed and is not contested, dismissed, or stayed within sixty (60) days of filing;

e. the appointment of a trustee or receiver to take possession of substantially all of either Debtor’s assets, where such seizure is not contested, discharged, or stayed in thirty (30) days after appointment of said trustee or receiver; provided if a final order adjudicating either Debtor as being bankrupt or appointing a trustee or receiver shall have been entered pursuant to 11 U.S.C. §303 or the filing of a petition for the appointment of same by either Debtor.

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4.2 Notwithstanding anything in this provision which may be construed to the contrary, Debtor, in the event of an involuntary bankruptcy petition against the Debtor, has the right to contest an order for relief prior to entry of or defeating the entry of same. Debtor shall not be considered in default until such time as the Debtor is adjudicated in a final, unappealable decree to be bankrupt.

4.3 If default shall be made in the observance or performance of any of the covenants, agreements and conditions on the part of Debtor contained in the Loan Documents, Debtor shall, upon written notice, be allowed thirty (30) days within which to cure said default, or such additional period of time up to an additional sixty (60) days as may be reasonably necessary to cure such breach so long as Debtor has commenced such cure within said thirty (30) day period and diligently pursues such cure to completion.

V.	ADDITIONAL RIGHTS AND REMEDIES

5.1 Upon the occurrence of an event of default under the Loan Documents, Lender may declare all obligations secured hereby immediately due and payable and shall have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of California. Lender may require Debtor to assemble the Collateral and make it available to Lender at a place or places, to be designated by Lender, reasonably convenient to the parties. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, by certified mail, return receipt requested, to the address of Debtor stated in this Agreement at least five (5) days before the time of sale or disposition. Such notice shall be deemed given when mailed. Debtor agrees to pay all expenses of retaking, holding, preparing for sale, and selling of the Collateral, together with any court costs and Lender’s reasonable attorneys’ fees.

5.2 No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Agreement. No waiver by Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion.

5.3 Lender may, at its option, pay any insurance premiums, taxes, assessments, levies or charges against the Collateral, and, in case of such payment, the amounts so paid immediately shall become debts due by Debtor, shall bear interest at the rate as provided in the Promissory Note in the event of default, shall be secured with respect to repayment by this Security Agreement, and may be deducted from any advancement or disbursement thereafter becoming due under the terms of the Promissory Note.

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VI.	MISCELLANEOUS

6.1 All notices under this Agreement may be delivered by prepaid certified mail, return receipt requested, or by Federal Express or other reliable overnight courier, to the addresses provided below. Notices shall be rebuttably presumed delivered five business days after posting by certified mail or the next business day if furnished through an overnight courier. The parties may reasonably change the address for delivery of notice by furnishing the other party with notice of such change as provided in this section:

If to VCG Holding Corp.:

Mr. Troy Lowrie

390 Union Blvd., Suite 540

Lakewood, CO 80228

Copy to:

Micheal Ocello

1401 Mississippi Avenue, Bay 10

Sauget, IL 62201

Copy to:

Martin A. Grusin

The Law Offices of Martin A. Grusin P.C.

780 Ridge Lake Blvd., Suite 202

Memphis, TN 38120

If to VCG-IS LLC:

Mr. Troy Lowrie

390 Union Blvd., Suite 540

Lakewood, CO 80228

Copy to:

Micheal Ocello

1401 Mississippi Avenue, Bay 10

Sauget, IL 62201

Copy to:

Martin A. Grusin

The Law Offices of Martin A. Grusin P.C.

780 Ridge Lake Blvd., Suite 202

Memphis, TN 38120

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If to Lender:

2640 W. Woodland, Inc.

1171 E. Ash Ave.

Fullerton, CA 92831

Copy to:

David J. Harter

Attorney at Law

13681 Newport Avenue, Suite 8-608

Tustin, CA 92780

6.2 The terms and conditions of this Agreement shall be binding upon, and the benefits hereof shall inure to, the parties hereto and their respective successors and assigns; provided, however, that Debtor shall not assign this Agreement or any of the rights, duties or obligations of Debtor hereunder without the prior written consent of Lender, and no such assignment shall be valid as to Lender without its written consent, provided, however, Debtor may assign this Agreement to any other wholly-owned entity of VCG Holding Corp. or to any other entity without consent so long as Debtor remains primarily liable thereon.

6.3 Neither this Security Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

6.4 The security interest granted herein and all representations, warranties and covenants contained herein on the part of Debtor shall be effective for so long as any interest, principal , or obligation of the Loan Documents remains unpaid.

6.5 In the event of any action at law or suit in equity in relation to the Loan Documents arising from any default of the Debtor, Debtor, in addition to all other sums that Debtor may be called upon to pay, will pay to Lender a reasonable sum for its attorneys’ fees and all expenses required to enforce, protect or cure any such default.

6.6 The captions herein are inserted solely for the purposes of convenience, and in no event shall such captions be construed to define, limit, or expand the terms and provisions hereof.

6.7 If there be more than one Debtor, their obligations hereunder shall be joint and several.

6.8 This Agreement shall be construed under and governed by the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the day and year herein first above written.

DEBTOR: VCG-IS LLC:

By	/s/ Micheal Ocello
Title:	Vice President

LENDER: 2640 W. WOODLAND, INC.

By:	/s/ Glenn Smith
Its:	President

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